SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934

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LSI Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting
and Proxy Statement

September 25, 2002

Dear Shareholder:

We invite you to attend our annual meeting of shareholders on Thursday, November 14, 2002, at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and provides information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,

/s/ Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
LSI INDUSTRIES INC.

Time:	10:00 a.m., Eastern Standard Time

Date:	Thursday, November 14, 2002

Place:	LSI Industries Corporate Headquarters 10000 Alliance Road Cincinnati, Ohio 45242

Purpose:	• Elect Directors • Ratify the appointment of Grant Thornton LLP as the Company’s independent certified public accountants for fiscal year 2003 • Conduct other business if properly raised

Only shareholders of record on September 17, 2002 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying Proxy Card is September 26, 2002.

Your vote is important. Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/ Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

September 25, 2002

LSI Industries Inc.
Proxy Statement

Table of Contents

                                                                       Begins on
                                                                          Page
                                                                       ---------

    Proposal 2.  Ratification of Appointment of Independent

LSI INDUSTRIES INC.

10000 Alliance Road
Cincinnati, Ohio 45242

Telephone (513) 793-3200
__________________________________________

P R O X Y    S T A T E M E N T

Annual Meeting of Shareholders
November 14, 2002

INTRODUCTION

        The Board of Directors of LSI Industries Inc. is requesting your Proxy for the Annual Meeting of Shareholders on November 14, 2002, and at any adjournment thereof, pursuant to the foregoing Notice. This Proxy Statement and the accompanying proxy were first mailed on September 26, 2002, to shareholders of record on September 17, 2002.

VOTING AT ANNUAL MEETING

General Information

        Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely “FOR” Proposal 1 to elect the two persons nominated as Class B directors by the Board of Directors, and “FOR” Proposal 2 (Ratification of Appointment of Independent Certified Public Accountants). If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

        As of September 17, 2002, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, LSI Industries had 15,776,702 Common Shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on September 17, 2002, will be entitled to vote at the Annual Meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

Principal Shareholders

        As of September 4, 2002, the following are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Shares:

                                             Amount and Nature of       Percent
Name of Beneficial Owner                     Beneficial Ownership      Of Class
---------------------------------            --------------------      ---------
David L. Babson & Co., Inc.                      1,815,550              11.47%
One Memorial Drive, Suite 1100
Cambridge, MA 02142-1300

William Blair & Company, L.L.C                   1,672,725              10.55%
222 West Adams Street, 34th Floor
Chicago, IL 60606

T. Rowe Price Associates, Inc.                   1,495,850 (a)           9.45%
100 East Pratt Street
Baltimore, MD 21202

Fleet Investment Advisors, Inc.                    970,667               6.13%
100 Federal Street
Boston, MA 02110

Robert J. Ready                                    850,471 (b)           5.36%
10000 Alliance Road
Cincinnati, Ohio 45242
(a)	These securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(b)	Includes 19,200 exercisable options, 28,111 shares held in the Company's non-qualified Deferred Compensation Plan, and 195,732 shares held in trust for Mr. Ready's children. Mr. Ready disclaims beneficial ownership of shares held by or in trust for his children.

Shareholder Proposals

        Shareholders who desire to have proposals included in the Notice for the 2003 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before May 29, 2003.

        The form of Proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2003 Annual Shareholders’ Meeting, it must be received prior to August 11, 2003.

Proposal 1.    Election of Directors

        The Company’s Code of Regulations provides that the Board of Directors be composed of two classes of directors, with each class elected for a two-year term. One class is elected annually. The terms of the Class A directors expire at the 2003 Annual Meeting of Shareholders while the terms of the Class B directors expire at the 2002 Annual Meeting of Shareholders.

        The Board is nominating for reelection two present Class B directors, namely, Wilfred T. O'Gara and James P. Sferra. Proxies solicited by the Board will be voted for the election of these two nominees.

        All Class B directors elected at the Annual Meeting will be elected to hold office for two years and until their successors are elected and qualified.

        In voting to elect directors, shareholders are entitled to one vote for each share held of record. Shareholders are not entitled to cumulate their votes in the election of directors.

        Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The two nominees receiving the highest number of votes cast will be elected.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR each of the Class B directors nominated in this Proxy Statement. Nominees receiving the highest number of votes will be elected.

Proposal 2.    Ratification of Appointment of Independent Certified Public Accountants

        The Board of Directors appointed Grant Thornton LLP as the Company’s independent certified public accountants for fiscal 2002. Grant Thornton LLP has been the independent certified public accounting firm for the Company since April 2002. Prior to April 2002, Arthur Andersen LLP served as the Company’s independent public accountants. Although not required by law, the Board is seeking shareholder ratification of its selection. If ratification is not obtained, the Board intends to continue the employment of Grant Thornton LLP at least through fiscal 2003.

        Representatives of Grant Thornton LLP are expected to be present at the Shareholders’ Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

        The Company estimates that the aggregate fees billed or to be billed by Grant Thornton LLP for professional services rendered in connection with (i) the annual audit of the Company’s financial statements for the fiscal year ended June 30, 2002 set forth in the Company’s Annual Report on Form 10-K, and (ii) the quarterly reviews of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 were $75,600. The aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with the quarterly reviews of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001 were $15,000.

Financial Information Systems Design and Implementation Fees

        Grant Thornton LLP was not engaged by the Company for professional services in connection with the design or implementation of financial information systems. Arthur Andersen LLP billed the Company an aggregate $3,500 in fees for professional fees rendered in connection with the design and implementation of financial information systems.

All Other Fees

        Grant Thornton LLP billed the Company $275 in fees for tax consulting and $3,318 of other fees in fiscal year 2002. Arthur Andersen LLP billed the Company an aggregate $172,950 in fees for other services rendered to the Company in fiscal year 2001. These fees include $5,500 of audit-related fees for the Company’s Retirement Plan, tax compliance and consulting fees of $166,250, and other fees of $1,200.

        The Audit Committee has advised the Company it has determined that the non-audit services rendered by both Grant Thornton LLP and Arthur Andersen LLP during fiscal year 2002 are compatible with maintaining the independence of Grant Thornton LLP and Arthur Andersen LLP as auditors during the respective times that each firm was engaged by the Company.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 2. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required for approval of this proposal.

Change of Independent Accountants During Fiscal Year

        On April 8, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountant. In selecting a new independent public accountant, the Board of Directors solicited bids from and met with representatives from Deloitte & Touche LLP, Ernst & Young LLP, Grant Thornton LLP, and PricewaterhouseCoopers LLP. The Audit Committee of the Company’s Board of Directors, after reviewing audit proposals from all four firms, approved the selection of Grant Thornton as the Company’s independent accountants to replace Arthur Andersen, effective April 8, 2002.

        Arthur Andersen’s report on the Company’s financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and the subsequent interim period preceding the replacement of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with its report. The Company has authorized Arthur Andersen to respond fully to any inquiries by Grant Thornton.

        Arthur Andersen did not advise the Company either during the Company’s two most recent fiscal years or during the subsequent interim period preceding the Company’s decision not to extend Arthur Andersen’s engagement:

  that the internal controls necessary for the Company to develop reliable financial statements did not exist;

  that information had come to its attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

  of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim period that if further investigated might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (ii) have caused it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements; or

  that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report in those financial statements.

        During the two most recent fiscal years and during the interim period prior to engaging Grant Thornton, neither the Company nor anyone on its behalf consulted Grant Thornton regarding either:

  the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

  any matter that was the subject of either a disagreement or a reportable event.

        In its letter dated April 12, 2002 to the Office of the Chief Accountant of the Securities and Exchange Commission, Arthur Andersen stated that it agreed with the statements in the four preceding paragraphs. The letter was filed as Exhibit 16 to the Company’s Form 8-K dated April 8, 2002.

Other Matters

        Approval of any other matters considered at the Annual Meeting, including adjournment, will require the affirmative vote of a majority of Common Shares voting at the meeting.

MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of LSI Industries are:

                                                               Common Shares
                                                            Beneficially Owned
                                                         -----------------------
   Name and Age              Position                      Amount     Percentage
------------------------     -------------------------   -----------  ----------
Robert J. Ready (a)          Chairman, President, and    850,471 (d)   5.36%
         62                  Chief Executive Officer

James P. Sferra (a)          Executive Vice President-   338,596 (e)   2.14%
         63                  Manufacturing; Secretary
                             and Director

Ronald S. Stowell            Vice President, Chief        67,935 (e)       *
         52                  Financial Officer and
                             Treasurer

Allen L. Davis (b)(c)        Director                     53,718 (e)       *
         60

Wilfred T. O'Gara (b)(c)     Director                     10,500 (e)       *
         45

Gary P. Kreider (b) (c)      Director                      3,500 (e)       *
         64

Dennis B. Meyer (b)(c)       Director                      3,000 (e)       *
         68

All Directors and
Executive Officers                                      ---------      -----
as a Group (Seven Persons)                              1,327,720      8.37%

Information as of September 4, 2002

(a)    Executive Committee Member
(b)    Compensation Committee Member
(c)    Audit Committee Member
(d)    See "Principal Shareholders"
(e)    Includes options exercisable within 60 days for Mr. Sferra of 26,700 shares, Mr. Stowell of 22,500 shares,
         Mr. Davis of 9,000 shares, Mr. O'Gara of 9,000 shares, Mr. Kreider of 1,500 shares, Mr. Meyer of 2,250 shares;
         and indirect beneficial ownership for Mr. Sferra of 10,098 shares.

* Less than 1%

        Robert J. Ready is the founder of the Company and has been its President and a Class A Director since 1976. Mr. Ready was appointed Chairman of the Board of Directors in February 1985. Mr. Ready is also a Director of Meridian Bioscience, Inc.

        James P. Sferra shared in the formation of the Company. Mr. Sferra has served as Corporate Vice President of Manufacturing from November 1989 to November 1992, and as Executive Vice President-Manufacturing since then. Prior to that, he served as Vice President-Manufacturing of LSI Lighting Systems, a division of the Company. Mr. Sferra has served as a Class B Director since 1976, and was appointed Secretary in 1996.

        Ronald S. Stowell has served as Chief Financial Officer since joining the Company in December 1992, and was appointed Treasurer in November 1993 and Vice President in November 1997. From 1985 to November 1992, Mr. Stowell served as Corporate Controller of Essef Corporation (a Nasdaq listed company), Chardon, Ohio, a manufacturer of high performance composite and engineered plastics products.

        Allen L. Davis was elected a Class B Director of the Company in February 1985. Mr. Davis served as President and Chief Executive Officer, and as Director of Provident Financial Group, Inc. and The Provident Bank, Cincinnati, Ohio from 1986 and 1984, respectively, to May 1998 at which time he retired. Mr. Davis currently serves as a financial consultant to various companies. Mr. Davis decided not to stand for reelection because of other business demands and commitments.

        Gary P. Kreider was appointed a Class A Director of the Company in April 2002 to fill a vacancy created by the death of director Michael J. Burke. Mr. Kreider is a senior partner in the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., the Company's outside counsel. His primary practice areas are securities law, mergers and acquisitions, and general corporate law, and he has been with Keating, Muething & Klekamp since 1963. Mr. Kreider has been an Adjunct Professor of Law in securities regulation at the University of Cincinnati College of Law since 1977. Mr. Kreider is also a Director of Meridian Bioscience, Inc.

         Dennis B. Meyer was appointed a Class A Director of the Company in August 2001 to fill a vacancy. Mr. Meyer serves on the Board and Executive Committee of Midmark Corporation. Mr. Meyer was Executive Vice President of Midmark Corporation from 1985 to 2001, and held several other executive and managerial positions during his 36 years with that company.

        Wilfred T. O’Gara was appointed a Class B Director of the Company in January 1999. Mr. O’Gara has been Chief Executive Officer of Ohio Medical Instrument Corporation since January 2002 and is President of The O’Gara Group, an unrelated financial and advisory consulting firm. Previously Mr. O’Gara was the Chief Executive Officer of O’Gara-Hess & Eisenhardt Armoring Co., a subsidiary of Armor Holdings, Inc. He was named Co-Chief Executive Officer of Kroll-O’Gara and Chief Executive Officer of the Security Products and Services Group in April, 2000 and served as such until May 2001 when O’Gara-Hess & Eisenhardt was sold to Armor Holdings, Inc. He had also served as Kroll-O’Gara’s President and Chief Operating Officer since the Kroll Holdings merger and as its CEO from August, 1996 until that merger. In addition, Mr. O’Gara has served in various executive officer and director positions in its subsidiaries and predecessors since 1983.

Board Actions

        The Board of Directors met five times during fiscal 2002.

        The Executive Committee, composed of Messrs. Ready (Chairman), and Sferra, is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law. The Executive Committee did not meet during fiscal 2002.

        The Audit Committee is composed of Messrs. O’Gara (Chairman), Davis, Kreider (effective April 22, 2002) and Meyer. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

  The financial reports and other financial information provided by the Company to any governmental body or the public,

  The Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and

  The Company's auditing, accounting and financial reporting processes generally.

Additionally, the Audit Committee provides an open avenue of communication among the independent certified public accountants, financial and senior management, and the Board of Directors. The Audit Committee also appoints the Company’s independent certified public accountants and reviews the relationships between the Company and the independent certified public accountants. The Audit Committee met six times during fiscal 2002.

        The Compensation Committee, composed of Messrs. Meyer (Chairman), Davis, Kreider (effective April 22, 2002) and O’Gara, is responsible for establishing compensation levels for management and for administering the Company’s stock option plans and Deferred Compensation Plan. The Compensation Committee met one time during fiscal 2002.

        The Company does not have a Nominating Committee.

        During fiscal year 2002, directors who are not employees of the Company received $13,000 per year for serving as a Director plus $1,200 for each meeting attended. Committee members received $750 per year for serving as Chairman of a committee plus $600 for each committee meeting attended. Directors who are employees of the Company do not receive any compensation for serving as a Director. During fiscal year 2002 Allen Davis attended 58% of the aggregate of the total number of meetings of the Board of Directors and Committees of which he is a member. All other directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of which they are members. Non-employee directors received an annual grant of an option to purchase 1,500 Common Shares at the market price at the time of grant. The option is exercisable at the time of grant and has a ten year term.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, and upon written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2002 all filing requirements were met.

Executive Compensation

        The following table sets forth information regarding annual, long-term, and other compensation paid by the Company to its Chief Executive Officer and each of the other two executive officers at June 30, 2002 during each of the last three fiscal years for services rendered to the Company and its subsidiaries.

Summary Compensation Table

                              Annual Compensation
                        -------------------------------
                                           Other Annual  Securities  All Other
     Name and                              Compensation  Underlying Compensation
Principal Position Year  Salary     Bonus      (1)      Options (2)     (3)
------------------ ---- --------  -------- ------------ ----------- ------------
Robert J. Ready    2002 $500,000  $142,500    $29,388      18,000    $103,238
  Chairman,        2001  500,000        --     35,100      15,000     101,723
  President and    2000  441,480    64,015     39,400          --     108,388
  Chief Executive
  Officer

James P. Sferra    2002  385,601   110,616     19,496      15,000      50,307
  Executive Vice   2001  375,000        --     18,900      15,000      48,033
  President-       2000  336,128    48,739     18,400          --      64,601
  Manufacturing;
  Secretary

Ronald S. Stowell  2002  213,880    76,355     21,096      15,000      26,997
  Vice President,  2001  208,000        --     20,400      10,000      29,724
  Chief Finacial   2000  188,760    27,370     20,900          --      36,889
  Officer,
  and Treasurer
----------------------
(1)	Other Annual Compensation consists of automobile allowances for all executive officers as well as professional fee allowances for Mr. Ready, and Mr. Sferra.
(2)	Represents Common Shares underlying options awarded under the Company's stock option plans.
(3)	All Other Compensation includes Retirement Plan and Deferred Compensation Plan contributions, premiums paid on long-term disability and life insurance policies, and payment of accrued vacation.

Stock Options

         The following two tables contain information concerning (a) the grant of stock options to the Named Executives and (b) the exercise and appreciation of stock options held by the Named Executives.

                           Fiscal 2002 Option Grants
                           -------------------------
                                                                   Potential
                                                                  Realizable
                                                                     Value
                                % of                               at Assumed
                                Total                            Annual Rates
                   Number of   Options                          of Share Price
                  Securities  Granted to                       Appreciation for
                  Underlying  Employees  Exercise               Option Term (1)
                    Options   in Fiscal    Price   Expiration  -----------------
Name               Granted       2002    ($/Share)     Date       5%       10%
----------------- ----------  ---------- --------- ----------  -------- --------

Robert J. Ready     18,000       9.4%     $14.60   11/14/11    $165,274 $418,836
James P. Sferra     15,000       7.8%     $14.60   11/14/11    $137,728 $349,030
Ronald S. Stowell   15,000       7.8%     $14.60   11/14/11    $137,728 $349,030
(1)	Potential realizable value is net of option exercise price, but before taxes associated with exercise. These amounts represent compounded rates of appreciation and exercise of the options immediately prior to expiration of their term. Actual gains, if any, are dependent on the future performance of the Common Shares, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts in this table may not necessarily be achieved.

             Fiscal 2002 Option Exercises and Year-End Option Values
             -------------------------------------------------------

                                               Number of
                                          Securities Underlying              Value of
                    Shares                 Unexercised Options       Unexercised In-the-Money
                  Acquired on   Value      at Fiscal Year-End      Options at Fiscal Year-End(1)
Name               Exercise    Realized  Exercisable/Unexercisable    Exercisable/Unexercisable
----------------- -----------  --------  ------------------------- -----------------------------
Robert J. Ready       --         --       9,600   /   30,900        $  77,568   /     $172,092
James P. Sferra       --         --      17,100   /   27,900         $139,668   /     $160,782
Ronald S. Stowell     --         --      15,000   /   30,000         $123,450   /     $178,500
(1)	In-the-Money Options are options for which the market value of the underlying Common Shares exceeds the exercise price. Calculation is based upon the market value of the underlying Common Shares at fiscal year-end, minus the exercise price.

        The following table presents information about the Company's equity compensation plans (LSI Industries Inc. 1995 Stock Option Plan and the LSI Industries Inc. 1995 Directors' Stock Option Plan) as of June 30, 2002.

                         Number of          Weighted
                        securities to       average
                        be issued upon      exercise
                         exercise of        price of              Number of
                         outstanding        outstanding         of securities
                          options,           options,             remaining
                         warrants and       warrants and        available for
   Plan category           rights             rights            future grants
---------------------   ---------------     -------------       -------------

Equity compensation
plans approved by
security holders            643,919            $11.59               775,981

Equity compensation
plans not approved
by security holders           --                 --                   --

Total                       643,919            $11.59               775,981

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal year 2002.

        The Compensation Committee annually establishes salaries, bonuses and stock option awards for executive officers and key management personnel. The Committee reviews the performance of the Company’s executive officers on an individual basis and also reviews each executive’s performance in connection with the Company’s overall performance. The Committee desires to establish executive compensation that enhances the Company’s overall fundamental objective of providing long-term value for its shareholders and employees. In addition, major emphasis is being placed on retaining current management and incentivizing key managers to align their interests to make them consistent with the Company’s growth. The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable LSI Industries to attract and retain key executives by rewarding exceptional individual performance, and by tying executive pay to personal goals as well as overall corporate performance.

        The Compensation Committee considered the bench marking and competitive analysis performed for the Company by Arthur Andersen LLP during fiscal 2000 to determine the various elements of the compensation of the Company’s senior officers, including the granting of additional stock options.

        The Committee uses base salaries, incentive and deferred compensation arrangements, automobile allowances, life and disability insurance programs, and stock options designed to tie a portion of the executive’s compensation to the stock market performance of the Company’s Common Shares when establishing executive and managerial compensation programs.

Base Compensation

        The Committee reviewed the base salaries of the Company’s executive officers and each executive’s level of responsibility and potential, as well as salary levels offered by competitors and the overall competition in the existing marketplace. Each executive’s particular division of the Company was reviewed, and its contribution to the overall results of the Company assessed. The Committee used this information to determine the executive’s base compensation level and to set the performance goals for the upcoming year.

        The Committee applied a collective, subjective evaluation of the above factors to determine the annual base compensation level of its executive officers in light of the Company’s performance and, in certain cases, the performance of its various divisions. The Committee did not utilize a particular objective formula as a means of establishing annual base compensation levels. Mr. Ready’s salary was established on the same basis.

Incentive Compensation

        Incentive compensation awards for performance during fiscal 2002 were made to employees based upon the achievement of specific goals set forth in the strategic Plan adopted for the 2002 fiscal year. The Plan provides that 20% of certain employees’ bonuses are based upon overall corporate results, with the remaining 80% based upon divisional results. Bonuses for corporate officers are based entirely on overall corporate results.

Stock Option Grants

        The shareholders of LSI Industries established a Stock Option Plan to provide a method of attracting, retaining and providing appropriate incentives to key employees. The Committee is responsible for the administration of this Plan, both with respect to executive officers and all other employees. To that end, the Committee determines which employees receive options, the time of grant and the number of shares subject to the option. All option prices are set at 100% of market value on the date of grant. The Committee bases its individual option awards upon the past contributions of the particular employee as well as the capability of the employee to positively impact the Company’s future success and profitability. In fiscal 2002, a total of 37 employees, including the three executive officers shown in the Summary Compensation Table, were granted options to purchase 191,338 common shares of the Company.

Compensation Committee Dennis B. Meyer, Chairman Allen L. Davis Gary P. Kreider Wilfred T. O'Gara

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Gary P. Kreider, who is a member of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to the Company in fiscal year 2002.

        Scott D. Ready, age 40, is Corporate Vice President of the Image Group and is the son of Robert J. Ready, Chairman, President and Chief Executive Officer of LSI Industries. In fiscal year 2002, Scott D. Ready's total compensation was $212,192. J. Scott Sferra, age 38, is Vice President Manufacturing of the Cincinnati Operations of LSI Industries and is the son of James P. Sferra, Director, Secretary and Executive Vice President Manufacturing of LSI Industries. In fiscal year 2002, J. Scott Sferra's total compensation was $112,911. Scott Ready received a stock option grant for 7,000 common shares in fiscal year 2002. J. Scott Sferra received a stock option grant for 1,500 common shares in fiscal 2002.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors has furnished the following report on the Committee’s activities for fiscal year 2002.

        The Audit Committee is composed of four non-employee, independent directors as defined by its charter and the rules of the Nasdaq National Market. The Committee operates under a written charter that was first adopted and approved by the Board of Directors in June 2000.

        The primary function of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. These oversight responsibilities of the Committee consist of a review of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2002 with management, including a discussion of the quality and acceptability of the accounting principles, clarity of disclosures in the financial statements, and the reasonableness of significant judgements. Management has confirmed to us that such financial statements are their responsibility and that they have been prepared with integrity and objectivity in conformity with accounting principles generally accepted in the United States.

        The Audit Committee held a special meeting in March 2002 with corporate management to discuss the ability of the Company’s then independent public accountants, Arthur Andersen LLP, to continue to provide audit and tax compliance and consulting services. The need for this evaluation was due solely to Andersen’s problems related to services provided to other clients by other offices of the firm. Agreement was reached that LSI Industries should immediately seek service proposals from four other auditing firms. A second special Audit Committee meeting was convened in April 2002 to evaluate proposals submitted by Deloitte & Touche LLP, Ernst & Young LLP, Grant Thornton LLP, and PricewaterhouseCoopers LLP. Following a thorough and meticulous evaluation and selection process, the Audit Committee selected Grant Thornton LLP to become the Company’s independent certified public accountants effective in early April 2002.

        Following the audit of the Company’s year-end financial statements, the Audit Committee met with Grant Thornton LLP, the independent certified public accountants who are responsible for expressing an audit opinion on the financial statements, and discussed the matters required to be discussed by Statement of Auditing Standards No. 61 (SAS 61 – Communications with Audit Committee). SAS 61 requires Grant Thornton LLP to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgements and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

        Grant Thornton LLP also provided a letter containing the disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) with respect to relationships between Grant Thornton LLP and the Company that in its professional judgement may reasonably be thought to bear on independence. This letter from Grant Thornton LLP confirms that, in its professional judgement, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Independence Standards Board. The Audit Committee has advised Company management that it has determined that the non-audit services rendered by both Arthur Andersen LLP and Grant Thornton LLP during fiscal year 2002 are compatible with maintaining the independence of those firms as the Company’s auditors.

        The Audit Committee reviewed and discussed with management the audited financial statements for the year ended June 30, 2002. In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

Audit Committee Wilfred T. O'Gara, Chairman Allen L. Davis Gary P. Kreider Dennis B. Meyer

CORPORATE PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Company’s Common Shares during the five fiscal years ended June 30, 2002, with a cumulative total return on the Nasdaq Stock Market Index (U.S. companies) and the Dow Jones Electrical Equipment Index. The comparison assumes $100 was invested June 30, 1997 in the Company’s Common Shares and in each of the indexes presented; it also assumes reinvestment of dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                      LSI                 Nasdaq                    Dow Jones
                   Industries           Market Index               Electrical
     June 30          Inc.                (U.S.)                Equipment Index
     -------       ----------           ------------            ---------------
      1997           100.0                100.0                     100.0
      1998           150.5                131.6                     101.7
      1999           184.0                189.3                     138.6
      2000           117.6                280.0                     156.2
      2001           184.1                151.8                      97.0
      2002           220.0                103.4                      61.1

OTHER MATTERS

        LSI Industries is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.

QUESTIONS

        If you have any questions or need more information about the annual shareholders’ meeting, write to or contact:

LSI Industries Inc.
Ronald S. Stowell,
Vice President, Chief Financial
Officer & Treasurer
10000 Alliance Road
Cincinnati, Ohio 45242
(513) 793-3200

        For more information about your stock ownership, call The Provident Bank at (513) 763-8113.

        We also invite you to visit the LSI Industries site on the Internet at www.lsi-industries.com. Internet site materials are for your general information only and are not part of this proxy solicitation.

By order of the Board of Directors /s/ James P. Sferra James P. Sferra Secretary

Dated:    September 25, 2002

LSI INDUSTRIES INC.

PROXY FOR ANNUAL MEETING

The undersigned hereby appoints Gary P. Kreider, Dennis B. Meyer and Robert J. Ready, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all Common Shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries Inc. to be held on November 14, 2002 at 10:00 a.m., Eastern Standard Time at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

  Authority to elect as Class B Directors the two nominees below.

         FOR                                      WITHHOLD AUTHORITY

  Wilfred T. O'Gara and James P. Sferra

  WRITE THE NAME OF ANY NOMINEE(S) FOR
  WHOM AUTHORITY TO VOTE IS WITHHELD

  Ratification of the appointment of Grant Thornton LLP as independent certified public accountants for fiscal 2003.

        FOR                                    AGAINST                                    ABSTAIN

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

                   , 2002

                                                                                IMPORTANT: Please sign exactly as name appears
                                                                                hereon indicating, where proper, official position or
                                                                                representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS